UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 17, 2021
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Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street, Findlay, Ohio 45840
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (419) 422-2121
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	MPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.04	Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.
On May 17, 2021, Marathon Petroleum Corporation (the “Company”) received a notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, regarding an anticipated blackout period (the “Blackout Period”) with respect to the Marathon Petroleum Corporation Stock Fund (the “Stock Fund”) that is an investment option offered under and, therefore, a part of the Marathon Petroleum Thrift Plan (the “Plan,” and including the portion of the Plan known as the “Speedway Component” or the “Retirement Savings Sub Plan”) in connection with the Company’s recently commenced “modified Dutch auction” tender offer to purchase up to $4.0 billion of shares of its common stock, par value $.01 per share (the “Shares”), pursuant to the terms and subject to the conditions set forth in the Offer to Purchase dated May 17, 2021 and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”).

During the Blackout Period, Plan participants who tender some or all of the Shares credited to their Plan account in the Offer will be prohibited from executing certain transactions involving the Stock Fund, including all exchanges out, loans, withdrawals and distributions from the Stock Fund, until all processing related to the Offer has been completed by the Plan administrator. The restrictions will apply to all Shares credited to a participant’s account even if the participant tenders less than 100% of the Shares credited to the participant’s account in the Offer. The restrictions will not apply to any Plan participants who do not tender Shares held in the Stock Fund in the Offer. The Company currently anticipates that the Blackout Period will be effective on 4:00 p.m., New York City Time, on June 9, 2021 and last until approximately the week of June 21, 2021 unless the Offer is terminated or the expiration date of the Offer is extended.

The Company currently anticipates that the Blackout Period will not apply to 50% or more of the Plan participants given that significantly less than 50% of Plan participates held Shares in the Stock Fund as of a recent date preceding the receipt of the notice. Accordingly, the Company is not required to provide a blackout notice to its directors and executive officers pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. If the 50% threshold is met, the Company will, in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, send a blackout trading restriction notice to its directors and executive officers informing them that they are prohibited from purchasing, selling or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company acquired in connection with their employment as an officer or services as a director during the Blackout Period.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: May 20, 2021	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary